Exhibit 99.1

Washington Federal Media Contact
Seattle: Cathy Cooper (206) 777-8246
Albuquerque: Hal Bailey (505) 237-0052

Monday October 17, 2011
FOR IMMEDIATE RELEASE
Washington Federal Acquired 6 Branches and $254 Million in Deposits from Charter Bank in New Mexico

SEATTLE - Washington Federal, Inc. (Nasdaq: WFSL), parent company of Washington Federal, today announced the completion of its acquisition of six branch locations and the related $254 million in deposits from Charter Bank in New Mexico. Three of the branches are located in Albuquerque, two in Santa Fe, and one in Rio Rancho.

Washington Federal is already an established part of communities across New Mexico, with 11 total branches in Albuquerque, Alamogordo, Artesia, Capitan, Farmington, Gallup, Las Cruces, Roswell and Ruidoso.

Washington Federal currently operates 166 offices in Washington, Oregon, Idaho, Utah, Nevada, Arizona, Texas and New Mexico. Established in 1917, the Company provides residential real estate loans, commercial real estate financing, consumer deposit accounts and business banking. On June 30, 2011, the Company reported $13.3 billion in assets, $8.7 billion in deposits and $1.9 billion in stockholders' equity.

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